POWER OF ATTORNEY

STATE OF MICHIGAN    )
		     )  SS
COUNTY OF
WAYNE	     )

     KNOW ALL BY THESE PRESENTS, that I, Gail J. McGovern, do hereby constitute and appoint Susan M. Beale, Thomas A. Hughes, Bruce D. Peterson and Susan E. Riske, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange Commission Forms 3, 4 and 5 and 144, that may be required or advisable in connection with my holdings in and transactions related to securities of DTE Energy Company.

     This Power of
Attorney is effective for the period June 25, 2003 through and including July 1, 2004.

     IN WITNESS THEREOF, I have hereto set my hand this 25th day of June, 2003.

              		     /s/Gail J. McGovern

		     Gail J. McGovern
Witnesses:

/s/Carol A. Baker
Carol A.
Baker

/s/Cathy M. Lewis
Cathy M. Lewis



STATE OF MICHIGAN    )
		     )  SS
COUNTY OF WAYNE	     )

On this
25th day of June, 2003, before me personally appeared Gail J. McGovern to me known to be the person described who executed the foregoing Power of Attorney.

			      Subscribed and sworn to before me
			      the
25th day of June, 2003


/s/Nancy K. Steck

			      Nancy K. Steck
			      Notary Public -
Macomb County
			      Acting in Wayne County
			      My Commission
Expires:  5-14-2006